Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY OF CANADA

(Exact name of trustee as specified in its charter)

CANADA	n/a
(Jurisdiction of incorporation or organization if not a U.S national bank)	(I.R.S. Employer Identification Number)

100 UNIVERSITY AVENUE, 8TH FLOOR

TORONTO, ONTARIO, M5J 2Y1

CANADA

(Address of principal executive offices)

6200 S. Quebec St.

Greenwood Village, Colorado 80111

Attn: Rose Stroud

(303) 262-0797

(Name, address and telephone number of agent for services)

CANOPY GROWTH CORPORATION

(Exact name of obligor as specified in its charter)

Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Hershey Drive

Smiths Falls, Ontario, Canada K7A 0A8

(855) 558-9333

(Address of principal executive offices)

Convertible Senior Unsecured Debentures

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Superintendent of Financial Institutions (OFSI)

255 Albert Street

Ottawa, Ontario K1A 0H2, Canada

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 15.	Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified under the Act:

The trustee filed a Form T-6, Application Under Section 310(a)(1) of the Trust Indenture Act of 1939 for Determination of Eligibility of a Foreign Person to Act as Institutional Trustee, on September 27, 2010 in connection with the Registration Statement on Form S-1/A (File No. 333-168856) filed by Atlantic Power Corporation (the “2010 Registration Statement”). The order in response to the Form T-6 authorizing the trustee to act as the sole trustee was deemed issued by the SEC concurrently with the effectiveness of the 2010 Registration Statement.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Articles of Incorporation of the trustee, as now in effect (see Exhibit 1 to Form T-1 filed as Exhibit 25.2 to Registration Statement No. 333-261510).

2.	Certificate of Authority of the trustee to commence business (see Exhibit 2 to Form T-1 filed as Exhibit 25.2 to Registration Statement No. 333-261510).

3.	Authorization of the trustee to exercise corporate trust powers (see Exhibit 3 attached hereto).

4.	A copy of the existing bylaws of the trustee, as now in effect (see Exhibit 4 to Form T-1 filed as Exhibit 25.2 to Registration Statement No. 333-261510).

5.	Not applicable.

6.	Not applicable.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 attached hereto).

8.	Not applicable.

9.	Appointment of Agent for Service of Process on Form F-X (see Exhibit 9 attached hereto).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company of Canada, organized and existing under the laws of Canada, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Vancouver, and Province of Ontario, on the 21st day of February, 2023.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Karl Burgess
Name: Karl Burgess
Title: General Manager

By:	/s/ Sinead O’Doherty
Name: Sinead O’Doherty
Title: Corporate Trust Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

(the “Company”)

Execution of Documents And Countersignatures

RESOLVED THAT:

Pursuant to the authority of the Board of Directors under the terms of Section 2.4 of By-Law No. 4 of the Company, the Board of Directors hereby makes the following designations, which shall supersede any previous designations pursuant to such By-Law:

1. AND THAT for the purposes of this designation each person, holding a position listed below, shall be designated as a Signing Officer of the Company for so long as each person holds such position.

2. AND THAT for the purpose of this designation the Officers and Signing Officers of the Company shall be divided into the following classes:

Class A	Class B	Class C

Chief Anti-Money Laundering Officer	Account Group Manager	Administrator, Client Services
Chief Compliance Officer	Account Manager	Administrator, Corporate Trust
Chief Executive Officer	Assistant Manager, MBS	Administrator, Emerging Issuer Solutions
Chief Financial Officer	Client Relationship Manager	Administrator, MBS
Chief Privacy Officer	Corporate Trust Officer	Administrator, Service Delivery
Chief Risk Officer	Director, Governance and Administration	Administrator, Stock Transfer
Controller	Director, Registered Product Trustee Services	Associate Relationship Manager
Controller, North America	General Manager	Associate Trust Officer
Executive Vice President	General Manager – Client Relationship	Bilingual Assistant Account Manager
President	General Manager, Client Services	Counter Administrator
Secretary	General Manager - Corporation Actions	Head of Tax
Senior Vice President	General Manager, Emerging Issuer Solutions	Internal Auditor
Treasurer	GM, Client Relationship	Issuer Cage Administrator
Vice President	Head of Canadian Issuer Services	Junior Project Manager
	Head of Vendor Management	Manager, Operations Support
	High Growth Relationship Manager	Operations Project Administrator
	Manager, Account Recordkeeping	Printroom Dispatch Admin
	Manager, Administration	Processor Complex
	Manager, CCS Client Services	Professional, Associate Trust Officer
	Manager, Client Operations	Project Manager
	Manager, Client Relations	Project Manager Canada, Operations
	Manager, Client Services	Project Manager, Corporate Actions
	Manager, Corporate Actions	Project Manager, Operations
	Manager, Corporate Trust	Quality Control Coordinator
	Manager, Emerging Issuer Services	Quality Improvement Coordinator
	Manager, Emerging Issuer Solutions	Reconciliation Specialist
	Manager, Employee Equity Plans	Resolution Specialist
	Manager, MBS	Senior Associate Relationship Manager
	Manager, Oil Royalties	Senior Growth Relationship Manager
	Manager, Relationship Manager	Solutions Specialist
	NA Regional Manager, NBI/PSG	Team Leader
	Operations Manager	Team Leader, Account Recordkeeping
	Professional, Administration	Team Leader, Bond Administration
	Professional, Client Services	Team Leader – CDSX and Manual Processing
	Professional, Corporate Trust	Team Leader, Complex
	Professional, Corporate Trust Officer	Team Leader, Corporate Actions
	Professional, Emerging Issuer Solutions	Team Leader, Corporate Actions Operations
	Professional, Leasing and Mineral Tax	Team Leader, Inbound Comms and Issuing Cage
	Professional, MBS	Team Leader, Oil Royalties
	Professional, Research and Income Tax	Team Leader – NA, Meetings
	Professional, Research and Legal	Team Leader – Transactional
	Regional Director, Plan Ops	Team Leader, Trust Investments
	Regional Manager, Account Recordkeeping	Technical Specialist, Corporate Action
	Regional Manager, Meetings	Transfer Specialist
Relationship Management Manager
Relationship Manager
Senior Account Manager CCS
Senior Relationship Manager
Senior Solutions Specialist
Senior Test Analyst
Tax & Reconciliation Specialist

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 16, 2022)

3. AND THAT, any two Signing Officers listed under the Class A or B heading, or both, or any one Class A or B Signing Officer together with one Class C Signing Officer may represent and act in the name of the Company, but only in the ordinary course of the Company’s trust and agency services business activities including, without limitation, transfer agency, record keeping, plan administration and debt trusteeship. The above-mentioned Signing Officers, on behalf of the Company, shall be authorized:

a.

to execute and deliver all affidavits, agreements, certificates, contracts, deeds, indentures, notices, undertakings, conveyances or other documents required in the course of its operations including, without restricting the generality of the foregoing, documents evidencing any assignment, charge, co-ownership of immoveable, conveyance, deposit, exchange, habitation, hypothec, insurance, lease, lien, loan, mortgage, partnership, pledge, privilege, purchase, registration of real rights, retrocession, sale, suretyship, usufruct or other like documents;

b.	to secure any loans or other sums owed by way of mortgage, hypothec, lien or other charges upon property, real or personal, moveable or immovable;

c.	to acquire, convey, dispose or sell, in whole or in part, by way of public or private sale, by auction or otherwise, of said property so mortgaged, hypothecated or otherwise given as security;

d.	to grant easements, encumbrances, servitudes, rights of way and other charges and liens upon immovable or real property;

e.

to grant partial or total acquittances, discharges, mainlevées and releases, with or without consideration, of charges, hypothecs, liens, mortgages, pledges, privileges and of any effect of a giving-in-payment clause or of a resolutory clause;

f.

to execute and deliver all agreements, contracts, deeds or other documents pertaining to the administration, the custody or the transfer of bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities and to receive funds and invest same in said instruments; and

g.	to accept, convey, issue, purchase, receive, sell, subscribe for or transfer bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities.

AND IT IS HEREBY RESOLVED THAT: the Signing Officers are authorized to execute all powers, responsibilities and rights and to execute all obligations required under the terms of any affidavit, agreement, certificate, contract, deed, indenture, notice or other empowering document in the course of the Company’s operations and generally to do all such things as are necessary and useful to the fulfillment of the above objects, subject to any limitations imposed by law, in order to give full effect and purpose to the foregoing.

1. AND THAT the authorization contained herein does not include contracts and agreements for the purchase of goods and services by the Company for its own use, which are excluded from the operation of this authorization.

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 16, 2022)

2. AND THAT any one Signing Officer from Classes A, B or C, or any combination thereof, may sign and counter-sign bonds, debentures, stock certificates and other securities on behalf of the Company, when it acts as trustee, transfer agent and/or registrar.

3. AND THAT any Signing Officer may affix the corporate seal to any instrument requiring same.

4. AND THAT any officer holding a dual position shall sign only once.

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 16, 2022)

CERTIFIED TRUE COPY

I, Karl Burgess, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that this copy of the Resolution Regarding Execution Of Documents and Countersignatures for Computershare Trust Company of Canada is a true copy of the original, which was passed by the Board of Directors at a meeting held on November 16th, 2022 and is of full force and effect as of the date hereof.

Certified at Vancouver, B.C. on this 17 day of February, 2023.

/s/ Karl Burgess
Assistant Secretary

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 16, 2022)

/s/ Karl Burgess
Karl Burgess
General Manager

/s/ Brian Howarth	/s/ Ruibo Ni
Brian Howarth	Ruibo Ni
Manager, Corporate Trust	Corporate Trust Officer

/s/ Sinéad O’Doherty	/s/ Malali Panah
Sinéad O’Doherty	Malali Panah
Corporate Trust Officer	Corporate Trust Officer

/s/ Mimi Ma	/s/ Margarita Zublran
Mimi Ma	Margarita Zublran
Manager, Administration	Associate Trust Officer

/s/ Evelyn Chang	/s/ Winny Lee
Evelyn Chang	Winny Lee
Associate Trust Officer	Professional, Corporate Trust

/s/ Kay Pancatekit	/s/ Alan Zhang
Kay Pancatekit	Alan Zhang
Professional, Corporate Trust	Associate Trust Officer

/s/ Tram Vu	/s/ Elmira Afshar
Tram Vu	Elmira Afshar
Associate Trust Officer	Professional, Corporate Trust

/s/ Sukhman Dhanoa
Sukhman Dhanoa
Administrator, Corporate Trust

I, Karl Burgess, Assistant Secretary of Computershare Trust Company of Canada, hereby clarify that each of the above named persons hold the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Vancouver, B.C. on this 17 day of February, 2023.

/s/ Karl Burgess
Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

(the “Company”)

Appointment of Officers

RESOLVED THAT:

The following persons be and they are hereby appointed officers, and such appointments replace all other previous appointments of the Company, to hold the office referred to opposite their respective names until their successors are appointed:

Alessandra Pansera	Assistant Secretary
Amanda Castellano	Assistant Secretary
Arlene Arellano	Assistant Secretary
Anita Basi	Assistant Secretary
Brian Howarth	Assistant Secretary
Candace Moore	General Manager, Plans
Carl Teasdale	Head of Vendor Management
Charles Eric Gauthier	Assistant Secretary
Cheryl Storey	Chief Compliance Officer, Chief Risk Officer,
Chief Anti-Money Laundering Officer, Chief
Privacy Officer
Chris Parsons	Assistant Secretary
Christian Carvacho	Assistant Secretary
Colleen Nielsen	Assistant Secretary
Cosimo Pantaleo	Head of Tax
David Cavasin	Assistant Secretary
David J. Nugent	Senior Vice President
Diane Medeiros	Senior Vice President
Dianne Marshall	Finance Manager
Donna McLaughlin	Assistant Secretary
Fiona Koch	Assistant Secretary
Helen Konstantinidis	Assistant Secretary
Irene Choe	Assistant Secretary
Jacqueline Morrison	Assistant Secretary
Jennifer Reggin	Assistant Secretary
John Poolman	Assistant Secretary
Joseph Chirico	Assistant Secretary
Kallie Lycouretzos	Finance Manager

CTCC Directors’ Resolution – Officers (APPROVED – August 17, 2022)

Karl Burgess	Assistant Secretary
Kate Stevens	Assistant Secretary
Keith Clermont	Assistant Secretary
Kelly Wood	Assistant Secretary
Mark Jacobs	Senior Vice President
Matthew Cox	Senior Vice President & Chief Financial Officer
Nathalie Gagnon	Assistant Secretary
Scott Markham	Assistant Secretary
Sean Koukal	Controller, North America
Shannon Grover	Assistant Secretary
Sharon Lawson	Treasurer
Shelley Bloomberg	Assistant Secretary
Sonia Ciavaglia	Assistant Secretary
Stephen Murphy	Assistant Secretary
Stephen Port	Assistant Secretary
Stuart Swartz	President and Chief Executive Officer
Susan Mak	Assistant Secretary
Tara Israelson	Assistant Secretary
Tim Menne	Controller
Tom Liu	Assistant Secretary
Toni De Luca	Senior Vice President
Wade Jamieson	General Counsel & Secretary
Wouter Beerman	Head of Canadian Issuer Services & Assistant
Secretary

CTCC Directors’ Resolution – Officers (APPROVED – August 17, 2022)

CERTIFIED TRUE COPY

I, Karl Burgess, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that this copy of the Resolution of Appointment of Officers for Computershare Trust Company of Canada is a true copy of the original, which was passed by the Board of Directors at a meeting held on August 17, 2022 and is of full force and effect as of the date hereof.

Certified at Vancouver, B.C. on this 17 day of February, 2023.

/s/ Karl Burgess
Assistant Secretary

CTCC Directors’ Resolution – Officers (APPROVED – August 17, 2022)

BY-LAW NO. 4

Section 2.4 – Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Company by any two of the directors, Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice-Presidents, Vice-Presidents or Managing Directors. In addition, the board of directors or any two of the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice-Presidents, Vice- Presidents or Managing Directors may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall by signed. Any signing officer may affix the corporate seal to any instruments requiring the same.

CERTIFIED to be a true and exact copy of an extract from By-Law No. 4 of the By-Laws of Computershare Trust Company of Canada, which By-Law is in full force and effect as of the date hereof.

DATED at Vancouver, B.C.	17 February, 2023.

/s/ Karl Burgess
Assistant Secretary

Computershare Trust Company of Canada

CONSOLIDATED MONTHLY BALANCE SHEET

As At November 30, 2022

(in thousands of dollars)

Section I—Assets	Foreign Currency	Total Currency
1. Cash and cash equivalent
(a) Gold, bank notes, deposits with Bank of Canada, cheques and other items in transit	0	0
(b) Deposits with regulated financial institutions, less allowance for expected credit losses	2,876	139,110
2. Securities
(a) Securities issues or guaranteed by Canada/Canadian Province/Canadian Municipal or School Corporation, less allowance for expected credit losses where applicable
(i) Treasury Bills and other short term paper	0	0
(ii) Other securities	0	0
(b) Other securities, less allowance for expected credit losses where applicable
(i) Debt	0	0
(ii) Shares	0	0
3. Loans
(a) Non-Mortgage Loans, less allowance for expected credit losses
(i) Call and other short loans to investment dealers and brokers, secured	0	0
(ii) To regulated financial institutions	0	0
(iii) To Canadian federal government, provinces, municipal or school corporations	0	0
(iv) To foreign governments	0	0
(v) Lease receivables	0	0
(vi) To individuals for non-business purposes	0	0
Of (A) Secured by residential property	0	0
which: (B) Secured by other than residential property	0	0
(vii) Reverse repurchase agreements	0	0
(viii) To individuals and others for business purposes	0	0
Of (A) Secured by residential property	0	0
which: (B) Secured by other than residential property	0	0
(b) Mortgages, less allowance for expected credit losses
(i) Residential
(A) Insured	0	0
(B) Of which: NHA MBS pooled and unsold	0	0
(C) Uninsured	0	0
(D) Reverse Mortgages	0	0
(ii) Non-residential	0	0
4. Customers’ liability under acceptances, less allowance for expected credit losses	0	0
5. Land, buildings, and equipment, less accumulated depreciation	0	4,431
6. Other assets, less allowance for expected credit losses where applicable
(a) Insurance-related assets	0	0
(b) Accrued interest	0	11,911
(c) Prepaid and deferred charges	0	1,635
(d) Goodwill	0	26,013
(e) Intangibles
(i) with definite lives	0	32,875
(ii) with indefinite lives	0	0
(f) Deferred tax assets	0	3,510
(g) Derivatives related amounts	0	0
(h) Due from Head Office and related Canadian regulated Financial Institutions	0	0
(i) Interests in associates and joint ventures	0	0
(j) Other	63	33,201

Total Assets	2,939	252,686

Computershare Trust Company of Canada

CONSOLIDATED MONTHLY BALANCE SHEET

As At November 30, 2022

(in thousands of dollars)

Section II—Liabilities	Foreign Currency	Total
1. Demand and notice deposits
(a) Federal and Provincial	0	0
(b) Municipal or School Corporations	0	0
(c) Deposit-taking institutions	0	0
(d) Individuals
(i) Tax sheltered	0	9,781
(ii) Other	0	0
(e) Other	0	0
2. Fixed-term deposits
(a) Federal and Provincial	0	0
(b) Municipal or School Corporations	0	0
(c) Deposit-taking institutions	0	0
(d) Individuals
(i) Tax-sheltered	0	0
(ii) Other	0	0
(e) Others	0	0
3. Cheques and other items in transit	0	0
4. Advances from the Bank of Canada	0	0
5. Acceptances	0	0
6. Other liabilities
(a) Liabilities of subsidiaries, other than deposits
(i) Call and other short loans payable	0	0
(ii) Other	0	0
(b) Insurance-related liabilities	0	0
(c) Accrued interest	0	0
(d) Mortgages and loans payable	0	0
(e) Income taxes
(i) Current	0	13,798
(ii) Deferred	0	0
(f) Obligations related to borrowed securities	0	0
(g) Obligations related to assets sold under repurchase agreements	0	0
(h) Deferred income	0	7,138
(i) Derivative related amounts	0	0
(j) Due to Head Office and related Canadian regulated Financial Institutions	0	0
(k) Other	9,471	23,452
7. Subordinated debt	0	0
8. Shareholders’ equity
(a) Preferred shares	0	0
(b) Common shares	0	70,622
(c) Contributed surplus	0	47,976
(d) Retained earnings		79,919
(e) Non-controlling interests	0	0
(f) Accumulated Other Comprehensive Income (Loss)		0

Total liabilities and shareholders’ equity	9,471	252,686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE

OF PROCESS AND UNDERTAKING

A.	Name of issuer or person filing (“Filer”):	Computershare Trust Company of Canada

B.	(1) This is [check one]:

☒ an original filing for the Filer

☐ an amended filing for the Filer

(2) Check the following box if you are filing the Form F-X in paper in accordance with Regulation S-T Rule 101(b)(9) ☐

C.	Identify the filing in conjunction with which this Form is being filed:

	Name of registrant:	Canopy Growth Corporation

	Form type:	S-3

File Number (if known):

	Filed by:	Computershare Trust Company of Canada

	Date Filed (if filed concurrently, so indicate):	Filed concurrently

D.

The Filer is incorporated or organized under the laws of Ontario, Canada and has its principal place of business at Computershare Trust Company of Canada, 510 Burrard St, 3rd Floor, Vancouver, BC, V6C 3B9 Canada, Attention: General Manager, Corporate Trust (phone: (416) 263-9200.

E.

The Filer designates and appoints Computershare Trust Company, N.A. (the “Agent”) located at Computershare Trust Company, N.A., 6200 S. Quebec St., Greenwood Village, CO 80111 (phone: (303) 262-0707) as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

(a) any investigation or administrative proceeding conducted by the Commission; and

(b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.

The Filer stipulates and agrees in connection with its status as trustee with respect to securities registered on Form S-3 to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding.

The Filer further undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G.	Not applicable.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, and Province of Ontario, February 21, 2023.

COMPUTERSHARE TRUST COMPANY OF CANADA

Filer:	By:	/s/ Karl Burgess
	Name:	Karl Burgess
	Title:	General Manager

	By:	/s/ Sinead O’Doherty
	Name:	Sinead O’Doherty
	Title:	Corporate Trust Officer

This statement has been signed by the following person in the capacity indicated and on February 21, 2023:

Computershare Trust Company N.A.

As Agent for Service of Process of Computershare Trust Company of Canada	By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Trust Officer